EXHIBIT (32.1)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Boeing Company (the “Company”) on Form 10-Q for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. James McNerney, Jr., Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; as amended; and

(2)	To the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. James McNerney, Jr.
W. James McNerney, Jr.
Chairman, President and Chief Executive Officer

October 25, 2006

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